FIFTH AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT

         FIFTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of November 1, 2006 by and between AXA EQUITABLE LIFE INSURANCE COMPANY (formerly known as The Equitable Life Assurance Society of the United States) ("AXA Equitable"), a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them, as previously amended (the "Sales Agreement") as follows:

         1. Section 5.5 of the Sales Agreement is restated in its entirety as follows:

         ss.5.5 Replacements. The General Agent shall not, and shall not permit any Agent to, encourage any customer to surrender or replace a life insurance policy or annuity contract issued by AXA Equitable or any affiliate thereof in order to purchase a Contract or, conversely, to surrender or exchange a Contract in order to purchase another life insurance policy or annuity contract issued by AXA Equitable or any affiliate thereof, except to the extent such surrenders or exchanges are permitted pursuant to and made in accordance with AXA Equitable's Policies and Procedures. No compensation will be paid on Replacement Contracts (as hereinafter defined) sold hereunder, except as expressly provided in
Schedule 5 of Exhibit A. As used herein, a "Replacement Contract" means any permanent or term life insurance policy or annuity contract sold pursuant to this Agreement prior to or following the lapse, surrender, policy change or exchange of any other policy or annuity on the same insured issued by AXA Equitable or any affiliate thereof or any policy which is continued in force using the non-forfeiture benefits of the policy or by use of dividends for payment of premiums. The conversion of a term policy to a permanent policy is not a Replacement Contract for the purposes of this Section.

         2. Section 5.8 of the Sales Agreement is restated in its entirety as follows:

         ss.5.8 Delivery of Contracts. The General Agent will deliver Contracts, in accordance with AXA Equitable's Policies and Procedures, to the persons named thereon as the owners of such Contracts as soon as reasonably possible, but in no event more than then (10) days after receipt from AXA Equitable. Any compensation paid will be recovered in full if all delivery requirements are not received at AXA Equitable's administrative office by the due date. The General Agent will advise the owner of a newly issued variable Contract that AXA Equitable cannot honor investment instructions from the owner unless a signed application or a receipt for the Contract has previously been received from the owner or the instructions are signed by the owner and accompanied by a signature guaranty in a form acceptable to AXA Equitable.

         3. Section 5.9 of the Sales Agreement is restated in its entirety as follows:

         ss.5.9 Refunds of Premiums. In the event that AXA Equitable rejects an Application or a customer exercises his or her free look right under a Contract in a timely manner, AXA Equitable will refund any Premium received by AXA Equitable on account of such Application or Contract, less any loans and accrued loan interest, to the person designated in the Application as the Contract owner. In states that permit a return of the Policy Account Value, AXA Equitable will refund the Policy Account Value plus any monthly deductions plus any charges deducted from premium less any loan and accrued loan interest on account of such Application or Contract to the person designated in the Application as the Contract owner.

         4. Exhibit A of the Sales Agreement is modified and amended by adding
Schedule 5 as attached hereto to such Exhibit with respect to compensation on Replacement Contracts.

         5. Schedule 1 of Exhibit A of the Sales Agreement is modified and amended by revising the compensation schedule on COLI '04 as more particularly set forth on the restated Schedule I attached hereto to reduce the compensation on first year premiums in excess of target from 10% to 8.5%

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

 AXA EQUITABLE LIFE INSURANCE COMPANY   AXA NETWORK, LLC
                                        AXA NETWORK OF CONNECTICUT,
 By:    _________________________           MAINE AND NEW YORK, LLC

         Stanley B. Tulin               AXA NETWORK OF PUERTO RICO, INC.
         Vice Chairman and              AXA NETWORK INSURANCE AGENCY
         Chief Financial Officer             OF TEXAS, INC.

                                        By: ___________________________

                                              Robert S. Jones
                                               President - Retail Division

                                    EXHIBIT A

                                   SCHEDULE 5

                        EFFECTIVE AS OF November 1, 2006

                   General Agent Compensation on Replacements

This Schedule 5 of Exhibit A is effective as of November 1, 2006 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

         Compensation to the General Agent in connection with the sale and servicing of Replacement Contracts will be calculated on a policy by policy, contract by contract and certificate by certificate basis as a percentage of the premiums or consideration received by AXA Equitable in respect of such policy, contract or certificate as more particularly set forth in the following table . As used herein, "Replacement Value" with respect to life insurance means (a) if a permanent product is replaced by another permanent product, the amount due and payable to or for the benefit of the named insured under the terms of the policy being replaced upon its lapse, surrender, conversion or exchange, as the case may be, less any loans and accrued loan interest and (b) if a term product is replaced by a term product, the amount of the first year premium paid under the terms of the product being replaced. In calculating compensation, the Replacement Value will be applied first to the Qualifying First Year Premiums up to Target, then to the Excess Premiums, before any new money is applied . "Replacement Value with respect to annuities means the amount transferred from the replaced policy or contract to the new annuity contract.


Life Insurance Replacement
Policies

   Qualifying First Year            25% up to the Replacement Value, Schedule 1
   Premiums up on to Target         compensation on new money.

   Excess Premiums                  3% up to the Replacement Value, Schedule 1
                                    compensation on new money

   Renewals                         Schedule 1 compensation


Individual Qualified and Non-       2.50% of first year and renewal consideration up to
Qualified Annuity Replacement       Replacement Value, Schedule 2 or 3 compensation, as
Policies other than Seven Pay       applicable, on new money.
SPIA (PHI Code 6551)

Momentum Solutions, Momentum        0% of first year and renewal year consideration up to the
Strategy and Momentum Select        Replacement Value, Schedule 2 or 3 compensation, as
                                    applicable, on new money.

                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                        EFFECTIVE AS OF November 1, 2006


       General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of November 1, 2006 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable in respect of such policy as more particularly set forth in the following tables:


Compensation on Variable Life Insurance Products other than COLI 04 and VUL (PHI Code: 6550)

        Type of Premium                                                                        Percentage
        ---------------                                                                        ----------

        First Policy Year

                 Qualifying First Year Premiums up to Target                                     99.0%
                 Excess Premiums                                                                  8.5%

        Renewals                                                                                 11.0%

Compensation on COLI `04

        Type of Premium                                                                        Percentage
        ---------------                                                                        ----------

        First Policy Year

                 Qualifying First Year Premiums up to Target                                     50.0%
                 Excess Premiums                                                                  8.5%

        Renewals                                                                                 11.0%

Exhibit A

Effective as of November 1, 2006


Compensation on VUL (PHI Code: 6550)

        Type of Premium                                                                        Percentage
        ---------------                                                                        ----------

        First Policy Year

                 Qualifying First Year Premiums up to Target                                     40.0%
                 Excess Premiums                                                                  0.0%

        Renewals                                                                                 11.0%

Compensation on Non-Variable Life Insurance Products

        Type of Premium                                                                        Percentage

        First Policy Year

                 Scheduled Premiums                                                              99.0%
                 Qualifying First Year Premiums up to Target
                         Athena Universal Life                                                   90.0%
                         Other non-variable life insurance products                              99.0%

                 Excess Premiums                                                                  8.5%

        Renewals - Policy Years 2-5                                                               8.0%
        Renewals - Years 6 et seq.
                  Athena Universal Life products                                                  3.0%
                  Equitable Universal Life products                                               3.0%
                  Other non-variable life insurance products                                      8.0%